Exhibit 99.1

Novo Integrated Sciences Enters into Share Exchange Agreement to Acquire PRO-DIP, LLC

Bellevue, Washington—(Business Wire – May 17, 2021) – Novo Integrated Sciences, Inc. (NASDAQ:NVOS) (the “Company” or “Novo Integrated Sciences”), a provider of healthcare related services and products, is pleased to announce the signing of a Share Exchange Agreement, dated May 11, 2021 (the “SEA”), pursuant to which the Company will acquire PRO-DIP, LLC (“PRO-DIP”) in a securities exchange valued at $755,385, or $3.98 per share of Novo Integrated Sciences common stock.

Following closing of the exchange, PRO-DIP will be a wholly owned subsidiary of Novo Integrated Sciences. Closing is subject to certain customary closing conditions.

PRO-DIP has developed a proprietary, patent-pending oral pouch that delivers flavorful bursts of vitamins and natural energy supplements through small, semi-permeable sachets placed in the mouth, between the gum and cheek or lip. The initial burst of supplements is followed by extended absorption of the nutrients, providing long-lasting energy, even at high-exertion levels. With its hand-free ease of consumption, the energy-rich pouches are an alternative to traditional sports supplements and deliver a daily serving of natural vitamins and nutrients for the endurance and stamina required during exercise and sports. The invention of the pouch delivery system for nutraceuticals continues to gain mainstream interest from health product manufacturers, medical organizations, big pharma, the military, space organizations, CBD/hemp companies, humanitarian aid groups and the list goes on.

Robert Mattacchione, the Company’s CEO and Board Chairman, stated, “Adding PRO-DIP to the Company’s portfolio is an important event in support of a core philosophical belief of the Company to provide technologies and products focused on preventative healthcare solutions. PRO-DIP’s innovative oral pouch delivery system allows for broad market applications related to nutritionally focused products and medicinal based formulations which further expands our product offering initiatives to both our clinic patient base and to consumers worldwide. With its oral pouch delivery system, PRO-DIP is developing an entire new product category. In addition, PRO-DIP is quickly building an impressive distribution chain, including ADS, Inc., a leading value-added logistics and supply chain solutions provider that proudly serves all branches of the U.S. Military, federal, state and local government organizations, law enforcement agencies, first responders, partner nations and the defense industry.”

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. owns Canadian and U.S. subsidiaries which deliver, or intend to deliver, multidisciplinary primary health care related services and products through the integration of medical technology, advanced therapeutics and rehabilitative science. Our clinicians and practitioners are not authorized to practice primary care medicine and they are not medically licensed to prescribe pharmaceutical based product solutions.

Currently, the Company’s revenue is generated solely through our Canadian subsidiary, Novo Healthnet Limited (“NHL”). NHL’s team of multidisciplinary primary health care clinicians and practitioners provide assessment, diagnosis, treatment, pain management, rehabilitation, education and primary prevention for a wide array of orthopedic, musculoskeletal, sports injury, and neurological conditions across various demographics including pediatric, adult, and geriatric populations through NHL’s 16 corporate-owned clinics, a contracted network of affiliate clinics, and eldercare related long-term care homes, retirement homes, and community-based locations in Canada.

Our specialized multidisciplinary primary health care services include, but are not limited to, physiotherapy, chiropractic care, manual/manipulative therapy, occupational therapy, eldercare, massage therapy (including pre- and post-partum), acupuncture and functional dry needling, chiropody, stroke and traumatic brain injury/neurological rehabilitation, kinesiology, vestibular therapy, concussion management and baseline testing, trauma sensitive yoga and meditation for concussion-acquired brain injury and occupational stress-PTSD, women’s pelvic health programs, sports medicine therapy, assistive devices, dietitian, holistic nutrition, fall prevention education, sports team conditioning programs including event and game coverage, and private personal training.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity offers an essential solution to the fundamental transformation of healthcare delivery. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

About PRO-DIP, LLC

PRO-DIP, LLC is dedicated to providing the highest quality products in oral pouch technologies for consumers and enterprise. PRO-DIP was founded in May 2015 and is based in San Jose, California. For more information, please visit www.prodip.pro and www.pouchworks.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact:

Chris David, President
Novo Integrated Sciences, Inc.
chris.david@novointegrated.com
(206) 617-9797